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                                                                   EXHIBIT 10.29

                            EQUIPMENT SALES AGREEMENT


                                     Between

                 GRAVITY CORPORATION, hereinafter called Seller

                                       And

                GRAVITY INTERACTIVE LLC, hereinafter called Buyer

This Selling Agreement is between Seller and Buyer dated 04.01.2003, contains the following terms:


1. Sale

Seller hereby sells to Buyer and Buyer hereby purchases from Seller, all equipment listed on section 2 of this agreement. Seller and Buyer hereby affirm to have the ability to perform responsibly in connection with this Selling Agreement.


2. Description of Equipment

Followings are the list of equipment that seller agrees to provide according to the sales agreement:

Make       Item Description                            Quantity       Memo
----       ----------------                            --------       ----
Dell       Severs-pe1650                                  24          Server
Dell       Severs-pe2650                                   4          Server
Dell       2940 Cisco switchbox                            9
Dell       73GB HDD                                        4
Dell       36GB HDD                                        4
Dell       KVM switch box with cable                       1
Dell       Other parts                                     1


3.   Delivery of Equipment

     1) Seller agrees to promptly deliver all above mentioned Equipment and request for an inspection for an approval. Buyer shall inspect each item of Equipment after the delivery and the completion of delivery shall be at the time of succeeding inspection.

     2) In the case of delivering equipment on installment basis either due to contract

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         term or based on buyer's instruction, the inspection shall be processed on first come first inspection basis.

     3) Any expected delay on delivery shall be notified to the buyer on a timely manner. Seller shall provide a specific reason for postponement and the next expected delivery date. Any breach on this term might result in cancellation of a contract.


4. Quality and Assurance

All equipment must be compatible with the buyer's specifications and the purpose of purchasing equipment.


5.   Buyer's Inspection and Acceptance

     1) The inspection shall be conducted on the buyer's standard inspection regulations.

     2) Buyer shall inspect each item of equipment. The buyer may perform random sampling for inspection if it's necessary.

     3) The Buyer's acceptance of equipment shall be evidenced by succeeding inspection, but the buyer has a right to reject for any non-compatible equipment according to Buyer's specification. The buyer may ask the seller to re-assemble or re-produce equipment at the seller's cost.

     4) An additional inspection shall be conducted for the re-assemble or re-produced equipment.

     5) Any compatible equipment shall be returned to the seller immediately at Seller's cost to re-assemble or re-produce the equipment until it becomes compatible with the buyer's specifications. The Seller is responsible to withdraw any un-approved equipment from the seller within 30 days after the result of unsuccessful inspection. If the seller does not withdraw the un-approved equipment within 30 days period, it would consider as a forfeiture of equipment by the Seller and the Buyer has right to deal with un-approved goods according to the Buyer prescribed Purchase return policy unless if there is a separate agreement between the Seller and Buyer in handling un-approved equipment.

     6) The inspection procedures and regulations shall be based on the buyer's judgment, if otherwise separately denoted.

     7) Inspection procedure may change on a mutual agreement between the buyer and the seller.


6. Assignment

Seller shall not transfer ownership, or manufacturer, or assign a third party for production.

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7. License and Trademark

Seller is responsible for the costs and the administrative issues that may generate while issuing license, or trademark, and or permit.


8. Payment

     1) Seller shall be entitled to the 90 days inspection period after the delivery date, and if equipment is acceptable shall promptly execute an invoice. Payments shall be made on Net 30 term.

     2)   The total selling amount on this agreement shall be $110,293.00.


9. Payment exemption

Buyer may make partial payments on the contract before the final production, in favor of the seller's financial and business conditions.


THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS WRITTEN ABOVE AND WHICH SELLER AND BUYER ACKNOWLEDGE HAVING READ. THIS AGREEMENT SHALL BE EFFECTIVE UPON ON THE DATE WRITTEN FIRST ABOVE.



SELLER : GRAVITY CORP.

BY: HWI YOUNG, JUNG
----------------------
/S/ JUNG HWI YOUNG

TITLE: CEO          04/01/2003 DATE



BUYER : GRAVITY INTERACTIVE LLC

BY: JUNG R. KIM
----------------------
/S/ JUNG RYOOL KIM

TITLE: CEO          04/01/2003   DATE